UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2011

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Science Park
New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)
                  (203) 776-7776
(Registrant’s telephone number,
including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events.

On September 7, 2011, Dean Hatton, the Chief Executive Officer of Higher One Holdings, Inc. (the “Registrant” or the “Company”), terminated his 10b5-1 stock trading plan entered into on March 7, 2011 and adopted a new 10b5-1 stock trading plan.  Mr. Hatton adopted the new stock trading plan in order to reduce the number of shares subject to sale from the amount specified in the previous plan.  Like his previous plan, the new plan provides for the sale of shares of the Registrant’s common stock, issuable upon exercise of options granted on March 26, 2002.  Mr. Hatton wishes to exercise these options prior to their expiration on March 26, 2012, and his decision to sell the shares acquired in the options exercise is primarily driven by the need to satisfy the substantial tax obligation that will arise upon exercise.  Under the plan, beginning on October 7, 2011, a brokerage firm may periodically exercise Mr. Hatton’s stock options and sell the issued shares prior to the expiration of the plan and options on March 26, 2012.  The maximum number of options that can be exercised and sold over the duration of the plan is 426,340.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2011

HIGHER ONE HOLDINGS, INC.

By: /s/ Mark Volchek
       _____________________________
       Mark Volchek
       Chief Financial Officer